EXHIBIT 99.1

microHelix Announces Nasdaq Grants Extension Request

Effective November 6, 2003, Stock and Warrant Symbols Change

For Immediate Release

Contact:	Terry Rixford
Chief Financial Officer
(503) 968-1600

RCG Capital Markets Group, Inc. (480) 675-0400

(November 3, 2003) – PORTLAND, Oregon – microHelix, Inc. (NASDAQ: MHLX), a leading designer, manufacturer and distributor of customized electronic micro-interconnect systems for the medical industry (ultrasound, minimally invasive and fully-implantable), commercial and military markets, today announced that its common stock, Class A warrants and Class B warrants will continue to be listed on The Nasdaq SmallCap Market via exceptions from the minimum bid price and minimum shareholders’ equity requirements.

microHelix failed to meet the $1.00 per share minimum bid price requirement as of September 5, 2003, and failed to meet the $2.5 million minimum shareholders’ equity requirement as of September 30, 2003. On November 3, 2003 Nasdaq granted microHelix temporary exceptions from these requirements subject to meeting certain conditions. The exception with respect to the minimum bid price requirement will expire on December 18, 2003 and the exception with respect to the minimum shareholders’ equity requirement will expire on January 30, 2004.

microHelix will be required to increase the minimum bid price on its common stock to at least $1.00 per share, which it intends to do through a 1-for-3 reverse stock split. microHelix will be required to demonstrate that it has shareholders’ equity as of January 30, 2004 of at least $2,640,000. In the event microHelix is deemed to have met the terms of these exceptions, and of all other applicable listing requirements, its common stock, Class A warrants and Class B warrants will continue to be listed on The Nasdaq SmallCap Market.

In its October 23, 2003 press release, microHelix outlined its plan to regain compliance with the minimum bid price and shareholders’ equity requirements, which include a reverse stock split, a temporary repricing of the exercise price of its Class B warrants and private placements of its common stock to certain of its directors, among others. The Company’s planned actions are all subject to receiving shareholder approval at a special shareholders meeting to be held on or about December 10, 2003.

Effective with the opening of trading on Thursday, November 6, 2003, and for the duration of the exceptions, the Nasdaq symbols will be MHLXC for microHelix’s common stock, MHLWC for its Class A warrants and MHLZC for its Class B warrants.

Although microHelix believes that it can meet these conditions, there can be no assurance that it will be able to do so. If at some future date microHelix’s securities should cease to be listed on The Nasdaq SmallCap Market, the Company expects that they may be eligible to for quotation on the OTC Bulletin Board. Delisting from The Nasdaq SmallCap Market may have an adverse effect on the liquidity of the Company’s common stock and warrants.

microHelix, Inc. is a leading designer, manufacturer and marketer of customized electronic micro-interconnect systems for the medical (ultrasound, minimally invasive and fully-implantable), commercial and military markets. microHelix’s interconnect systems are designed into devices manufactured by OEM customers and are used in applications like medical ultrasound probes, electrophysiology cardiac mapping catheters, left ventricular assist devices and pain management devices. microHelix has 13 approved U.S. patents and 12 pending patents covering proprietary micro-miniature methods of manufacturing electronic interconnect systems and related technology.

Statements in this press release, including statements regarding plans to resolve issues with Nasdaq listing requirements, other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current views and estimates of future economic and market circumstances, industry conditions, company performance and financial results. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are subject to risks and uncertainties that could cause the Company’s actual future results to differ materially from the results discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, competition from existing or new products, production delays, lack of market acceptance of the Company’s products, general economic conditions, the Company’s inability to comply with the minimum bid price and shareholders’ equity requirements of the Nasdaq listing rules, and such other risks and factors as are described from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements made today speak only as of today and the Company does not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.